Exhibit 10.3

独家服务协议

EXCLUSIVE SERVICES AGREEMENT

between

WANDA SPORTS CO. LTD.

(万达体育有限公司)

and

INFRONT SPORTS MEDIA (CHINA) CO., LTD.

（盈方体育传媒（中国）有限公司）

Dated 14th March,2019

日期 ：2019年3月14日

目录

TABLE OF CONTENTS

第一条 释义	4

SECTION 1 INTERPRETATION	4

第二条 委任服务提供方、服务提供方式、人员借调和资产使用权	8

SECTION 2 APPOINTMENT OF SERVICE PROVIDER, PROVISION OF SERVICES, SECONDMENT OF PERSONNEL AND RIGHT TO USE ASSETS	8

第三条 费用支付和开销报销	10

SECTION 3 PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES	10

第四条 双方责任	11

SECTION 4 RESPONSIBILITIES OF THE PARTIES	11

第五条 陈述与保证	13

SECTION 5 REPRESENTATIONS AND WARRANTIES	13

第六条 期限及终止	15

SECTION 6 TERM AND TERMINATION	15

第七条 知识产权	17

SECTION 7 INTELLECTUAL PROPERTY RIGHTS	17

第8条 保密	17

SECTION 8 CONFIDENTIALITY	17

第9条 遵守法律及中国法律变更	19

SECTION 9 COMPLIANCE WITH LAW AND CHANGE IN PRC LAW	19

第10条 管辖法律及争议解决	19

SECTION 10 GOVERNING LAW AND DISPUTE RESOLUTION	19

第11条 不可抗力、关系、责任和赔偿	20

SECTION 11 FORCE MAJEURE, RELATIONSHIP, LIABILITY AND INDEMNITY	20

第12条 其他	22

SECTION 12 MISCELLANEOUS	22

本独家业务服务协议（下称“本协议”）由以下双方于2019年3月14日签署：

THIS EXCLUSIVE SERVICES AGREEMENT (this “Agreement”) is made on 14th  March,2019

BETWEEN:

(1)                                 万达体育有限公司，一家依照中国（定义见第1.1节）法律设立和存续的有限责任公司，注册地址为广州市花都区新华街天贵路67号办公楼1层101（“公司”）；

Wanda Sports Co. Ltd. (万达体育有限公司), a limited liability company organized and existing under the laws of the PRC (as defined in Section 1.1), with its legal address at Rm101,1/F, 67 Tiangui Road, Xinhua Street, Huadu District, Guangzhou (the “Company”); and

(2)                                 盈方体育传媒（中国）有限公司，一家依照中国法律设立和存续的外商独资企业，注册地址为北京市朝阳区东三环北路霞光里18号佳程广场A座11层B60（“服务提供方”）。

Infront Sports Media (China) Co., Ltd.（盈方体育传媒（中国）有限公司）, a wholly foreign-owned company organized and existing under the laws of the PRC, with its legal address at B60, 11/F, Tower A, Gateway Plaza, No. 18 Xiaguangli, North Road East Third Ring, Chaoyang District, Beijing (the “Service Provider”).

公司和服务提供方在本协议中各称为“一方”，合称为“双方”。

The Company and the Service Provider are herein referred to individually as a “Party” and collectively as the “Parties.”

鉴于：

RECITALS:

(A)                               公司在中国境内从事公司业务（定义见下文）。

The Company engages in the Company Business (as hereinafter defined) in the PRC.

(B)                               受限于本协议的条款和条件，服务提供方同意（i）授予公司非独家使用服务提供方特定资产（定义见下文）的权利以便于公司业务的运营，及（ii）向公司提供与运营公司业务相关的服务（定义见下文）。

Subject to the terms and conditions of this Agreement, the Service Provider agrees to (i) grant to the Company the non-exclusive right to use certain Assets (as hereinafter defined) of the Service Provider for the Company’s operation of the Company Business and (ii) to provide the Services (as hereinafter defined) to the Company in connection with the Company’s operation of the Company Business.

同意：

AGREEMENT:

第一条 释义

SECTION 1
INTERPRETATION

1.1                               在本协议中，除另有约定：

In this Agreement, unless the content otherwise requires:

“关联方”就某一人士而言，指直接或间接控制该人士、受控于该人士、与该人士共同受控于某一人士的其他人士。”控制”指直接或间接拥有指导该人士的管理或政策的权力，无论是通过拥有有投票权的证券、合同还是通过其他方式，包括（x）拥有在该人士的股东大会上的投票权的比例超过50%；（y）拥有主导超过50%的此等投票权的行使的权利；或者（z）拥有直接或间接指定该人士的董事会或相似机关多数席位的权力。“被控制”具有与上述内容相应的含义。

“Affiliate” of a Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and includes (x) ownership directly or indirectly of more than 50% of the shares in issue or other equity interests of such Person, (y) possession directly or indirectly of more than 50% of the voting power of such Person or (z) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such Person, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“资产”指设备、软件和硬件、建筑物、厂房、设施、备用配件及其他服务提供方为公司运营公司业务而开发、取得或以其他方式获取的物品。

“Assets” means the equipment, software and hardware, buildings, plant, facilities, spare parts and other items developed, procured or otherwise acquired by the Service Provider in connection with the Company’s operation of the Company Business.

“工作日”指在中国不是周六、周日或其他公共假期的任何日子。

“Business Day” means any day other than a Saturday or Sunday or public holiday in the PRC.

“商业计划”指年度商业计划和预算，包括财务预算、资本投入及支出和借贷计划，以及与运营公司业务相关的费用和支出的预测。

“Business Plan” means the annual business plan and budget, including a financial budget, a plan for capital investments and dispositions and borrowings, and forecasts of expenses and earnings in connection with the operation of the Company Business.

“公司业务”指广播电视节目制作、赛事转播服务、游泳馆、体育项目投资与管理、体育赛事运营、体育营销策划服务、体育运动咨询服务、体育经纪人、运动场馆服务、体育培训、体育组织、竞技体育科技服务、服装批发与零售、体育用品及器材批发与零售、体育器材装备安装服务及其他中国境内相关业务。

“Company Business” means the business of radio and television programme production, sports broadcasting services, natatorium, sports events investment and management, organizing and marketing sports events, sports marketing services, sports consulting services, sport agent, sports venue services (except the natatorium), sports training, competitive sports technology services, garment wholesale and retail business, sporting goods and equipment wholesale and retail business, sports equipment rental business, sports equipment facilities installation business and related activities in China and associated business.

“保密信息”指服务提供方根据本协议条款向公司披露的所有工艺、专有技术、技巧、软件、专有数据库、商业秘密、贸易惯例、方法、说明、设计和其他专有信息，以及本协议条款和其他机密的业务和技术信息。

“Confidential Information” means all technology, know-how, techniques, software, proprietary databases, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by the Service Provider to the Company under the terms of this Agreement or otherwise, as well as the terms of this Agreement and other confidential business and technical information.

“知识产权”指所有现在和将来的知识产权，包括专利、商标、服务标识及相关商誉、注册外观设计、外观设计专利、保密信息、域名、实用新型、版权、发明、品牌名称和商业名称及其他位于任何国家的任何类似权利及自前述任何一项所获之利益，在任何情况下，无论该等权利已注册或未注册，包括申请授予上述权利及在世界任何地区申请上述权利。

“Intellectual Property Rights” means all present and future intellectual property rights including all present and future: patent, trademarks, service marks and all goodwill associated therewith, registered designs, design patents, Confidential Information, domain names, utility models, copyrights, inventions, brand names and business names and any similar rights situate in any country and the benefit of any of the foregoing, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world.

“人士”指个人、公司、合资公司、企业、合伙、信托、非法人团体、有限责任公司、政府或其任何部门或机构，或任何其他实体，不论是否具有独立法人资格。

“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity, whether or not having separate legal personality.

“中国”指中华人民共和国，就本协议而言，不包括香港特别行政区、澳门特别行政区和台湾。

“PRC” means the People’s Republic of China, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.

“服务”指在本协议有效期内，服务提供方向公司提供的全面业务支持、技术服务和咨询服务，包括所有在公司业务范围内由服务提供方不时决定的全部或部分服务，包括但不限于以下内容：管理服务、人力资源服务、行政服务、技术服务、网络支持、业务咨询、设备或租赁、市场咨询、产品研发和系统维护，及双方不时同意的其他服务。

“Services” means complete business support and technical and consulting services provided by the Service Provider to the Company during the term of this Agreement, which may include all or part of the services within the scope of the Company Business as may be determined from time to time by the Service Provider, including, but not limited to management services, human resources services, administrative services, technical services, network support, business consultations, equipment or leasing, marketing consultancy, product research and development, system integration, and other services agreed between the Parties from time to time.

“分包商”指服务提供方为执行本协议及其附件所列服务雇佣的任何人士、公司、企业、独立承包商或供应商。

“Subcontractor” means any Person, corporation, enterprise, independent contractor or vendor contracted by the Service Provider to carry out any of the Services specified in this Agreement and its Schedules.

“交易文件”指于本协议签署日由一方或多方签署的本协议、独家购买权协议、质押协议和授权委托书的合称。

“Transaction Documents” means collectively, this Agreement and the Exclusive Call Option Contract, the Pledge Contract and the Power of Attorney, in each case, dated hereof and entered into by one or more of the Parties.

1.2                               本协议其他条款定义的术语

本协议定义的以下术语如下所示：

“协议”	序言
“变更”	9.2条
“CIETAC”	10.2条
“公司”	序言
“生效日 “	6.1条
“不可抗力时间”	11.1(a)条
“受影响方”	11.1(a)条

“新规”	9.2条
“一方” 或 “双方”	序言
“接收方”	8.2条
“服务费”	3.1条
“服务提供方”	序言

Terms Defined Elsewhere in this Agreement.  The following terms are defined in this Agreement as follows:

“Agreement”	Preamble
“Change”	Section 9.2
“CIETAC”	Section 10.2
“Company”	Preamble
“Effective Date”	Section 6.1
“Event of Force Majeure”	Section 11.1(a)
“Hindered Party”	Section 11.1(a)
“New Provision”	Section 9.2
“Party” or “Parties”	Preamble
“Recipients”	Section 8.2
“Service Fees”	Section 3.1
“Service Provider”	Preamble

1.3                               解释

在本协议中，除非上下文另有约定：

Interpretation. In this Agreement, unless the context otherwise requires:

(a)                                 直接或间接。“直接或间接” 一语指直接或间接通过一个或多个中间人或通过合同或其他法律安排。“直接的或间接的”具有相应的意思。

Directly or Indirectly.  The phrase “directly or indirectly” means directly or indirectly through one or more intermediate persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(b)                                 标题。标题只是为了方便起见，不影响本协议的任何条款的构建。

Headings.  Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(c)                                  本协议中、本协议下等术语。“本协议中”、“本协议下”、“本协议项下”和以及具有类似含义的术语，是指整个协议，而不是指本协议任何特定的章节。

Hereof, Hereunder, etc.  The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof.

(d)                        包括但不限于。“包括”、“包含”以及类似的表达不是限制性的表达，应当理解为后面跟随 “但不限于”一词。

Include not Limiting.  “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation”.

(e)                         性别和数量。除非上下文另有要求，否则所有单词(不论是性别特定的还是性别中性的)应被视为包括每个男性、女性和中性性别，表示为单数的单词包括复数，反之亦然。

Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

第二条  委任服务提供方、服务提供方式、人员借调和资产使用权

SECTION 2
APPOINTMENT OF SERVICE PROVIDER, PROVISION OF SERVICES, SECONDMENT OF PERSONNEL AND RIGHT TO USE ASSETS

2.1                               委任服务提供方。公司委任服务提供方作为独家服务提供商为公司提供服务。公司不得委任除服务提供方外的任何人士向公司提供与服务相同或类似的服务。

Appointment of Service Provider.  The Company engages the Service Provider as the exclusive provider of the Services to the Company.  The Company shall not engage any Person other than the Service Provider to provide services that are the same as, or similar to, the Services.

2.2                               服务提供方式。服务提供方应向公司提供服务，以促进公司运营公司业务。双方同意必要时公司应与服务提供方或服务提供方指定的其他方进一步签订技术服务协议、管理咨询服务协议或其他商业服务协议，以便进一步明确具体明确服务提供方向公司提供的服务的类别、范围及期限。

Provision of Services.  The Service Provider shall provide the Services to the Company for the purpose of facilitating the Company’s operation of the Company Business. The Parties agree that during the term of this Agreement, where necessary, the Company shall enter into further technical service agreements, management consulting service or other commercial services agreements with the Service Provider in order to further describe the full range, scope and duration of the Services to be provided to the Company.

2.3                               人员借调。服务提供方可以根据本协议约定的条款和条件或由双方书面同意的其他方式，向公司借调人员。

Secondment of Personnel.  The Service Provider may second personnel for full-time employment by the Company on the terms and conditions specified herein or as otherwise agreed to by the Parties in writing.

2.4                               关联方或分包商提供服务。虽然服务提供方同意主要负责提供服务，同时服务提供方应被允许聘请服务提供方的任何关联方或分包商履行本协议约定的任何服务。由前述关联方或分包商承担或提供的任何服务应被视为由服务提供方依据本协议约定而提供的服务。

Use of Affiliates or Subcontractors.  While the Service Provider agrees to be primarily responsible for the provision of the Services, the Service Provider shall be permitted to engage and pay any Affiliate or Subcontractor of the Service Provider to perform any of the Services contemplated in this Agreement.  Any Services assumed or provided by such Affiliates or Subcontractors engaged by the Service Provider shall be treated as the Services provided by the Service Provider pursuant to this Agreement.

2.5                               资产取得。若公司运营公司业务所必要且经服务提供方同意，服务提供方应购买、取得、开发和获取特定资产供公司使用。公司于此被授予非独家使用服务提供方该等资产的权利，但公司应遵守本协议的条款和条件以及服务提供方不时确定的其他条款和条件。

Procurement of Assets.  If necessary for the Company to operate the Company Business and agreed by the Service Provider, the Service Provider shall purchase, acquire, develop and procure certain Assets for use by the Company.  The Company is hereby granted the non-exclusive right to use such Assets of the Service Provider, subject to the terms and conditions of this Agreement and to such further terms and conditions as may be determined from time to time by the Service Provider.

2.6                               公司融资需求。若公司为其运营公司业务需要融资，所需融资金额及融资方式应经服务提供方书面同意。在适当情形下，若法律允许，服务提供方可以（但无义务）按双方确定的条件向公司提供或安排部分或全部融资金额（如服务提供方可确定该等金额）。

Financial Requirement of the Company.  If the Company need necessary financing for it to operate the Company Business, the amount of financing required and the method of providing such financing shall be agreed by the Service Provider in writing.  Where appropriate and if permitted by law, the Service Provider may (but shall not be obliged to) provide or arrange to be provided some or all of such financing (as the Service Provider may determine) to the Company on such terms as shall be determined by the Parties.

第三条  费用支付和开销报销

SECTION 3
PAYMENT OF FEES AND REIMBURSEMENT OF EXPENSES

3.1                               服务费。考虑到服务提供方提供的服务及同意公司使用资产的许可，公司应向服务提供方支付的服务费（“服务费”）为公司净利润的 100%（经服务提供方同意可调整）。

Service Fee.  In consideration of the provision of the Services by the Service Provider and the permission to allow the Company to use the Assets, the Company shall pay to the Service Provider service fees (the “Service Fees”), the amount of which shall be equal to 100% of the net profit of the Company (the amount can be adjusted by consent of the Service Provider).

3.2                               支付日。双方同意，公司每年应按双方协商确定的日期向服务提供方支付服务费。公司应向服务提供方提供一份与该年度相关的服务费报表。受限于第3.3条之约定，服务提供方应根据公司报表开具服务费发票。

Payment Date.  The Parties agree that the Company shall pay the Service Fees to the Service Provider each calendar year on the date agreed upon by the Parties. The Company shall provide a statement of the Service Fees incurred with respect to such calendar year to the Service Provider.  Subject to Section 3.3, the Service Provider shall issue an invoice for the Service Fees in accordance with the Company’s statement.

3.3                               付款。公司应在收到服务提供方根据第3.2条开具的发票后十（10）日内通过银行转账方式向服务提供方账户划入立即可用资金。服务提供方应将其银行账户详情及任何变更信息告知公司。双方同意服务提供方可不时通过书面通知公司的方式变更其上述银行账户信息。

Payment.  The Company shall pay the Service Fees to the Service Provider through bank transfers of immediately available funds to Service Provider’s account within ten (10) days after receipt of the Service Provider’s invoice pursuant to Section 3.2.  The Service Provider shall notify the Company as to the particulars of its bank account and any change to the particulars of its bank account.  The Parties agree that the Service Provider may amend the foregoing bank account information by written notice to the Company from time to time.

3.4                               财务报表和审计。公司应维持会计制度，按照健全的商业惯例建立及管理，按国际公认会计准则编制财务报表，服务提供方应协助公司维护该等制度并协助编制该等报表。公司将于每个日期季度结束后三十（30）日内向服务提供方送交公司财务报表及其他报告，以便服务提供方核实公司为运营公司业务应付的款项及服务费金额。在合理通知公司且在正常办公时段的某一合理时间，公司应允许服务提供方和/或其指定的一位或多位代理人审计公司相关账簿和记录，以核实服务费金额。服务提供商核查或审计的每一时期的服务费均应根据本第3.4条约定的核实结果进行调整。

Financial Statements and Audit.  The Company shall maintain a system of accounting, established and administered in accordance with sound business practices, to permit preparation of financial statements in conformity with international generally accepted accounting principles, and the Service Provider shall assist the Company in maintaining such systems and preparing such statements.  The Company will deliver to the Service Provider the financial statements and other reports of the Company within thirty (30) days after the end of each calendar quarter in order for the Service Provider to verify the amounts payable by the Company for the operation of the Company Business and the amounts of the Service Fees.  The Company shall permit the Service Provider and/or its designated agent or agents, upon reasonable notice and at reasonable times during regular business hours, to audit the Company’s relevant books and records for the purpose of verifying the amount of the Service Fees.  The Service Fees for each period for which the Service Provider has conducted such review or audit shall be adjusted in accordance with the result of the verifications referred to in this Section 3.4.

3.5                               记录。服务提供方应保存并维持准确账簿及记录，包括服务提供方因提供服务及资产而发生的全部费用的发票。

Records.  The Service Provider shall keep and maintain accurate records, including all invoices for all expenses incurred by the Service Provider in or with respect to the performance or provision of the Services and the provision of the Assets.

3.6                               货币。所有需支付的款项均应以人民币支付。

Currency.  All payments required to be made hereunder shall be made in Renminbi.

第四条  双方责任

SECTION 4
RESPONSIBILITIES OF THE PARTIES

4.1                               公司责任。除本协议其他条款约定的公司责任外，公司还应承担如下责任：

Responsibilities of the Company.  In addition to its responsibilities set forth elsewhere in this Agreement, the Company shall have the following responsibilities:

(a)                                 在服务提供方的协助下，准备商业计划；

with the assistance of the Service Provider, to prepare the Business Plan;

(b)                                 在服务提供方的协助下，拓展公司业务；

with the assistance of the Service Provider, to develop the Company Business;

(c)                                  向服务提供方提供其认定的为提供本协议项下的服务所必须的或有助益的任何内容、技术或其他信息以及对相关设施的访问权；

to provide to the Service Provider any content, technical or other information and access to relevant facilities that the Service Provider believes to be necessary or useful in the provision of the Services under this Agreement;

(d)                                 根据商业计划和服务提供方的建议及指引运营公司业务；

to operate the Company Business in accordance with the Business Plan and the recommendations and guidelines of the Service Provider;

(e)                                  以有效、审慎及合法方式运营公司业务；

to manage the Company Business in an efficient, prudent and lawful manner;

(f)                                   协助服务提供方，在服务提供方为有效履行本协议义务和责任所必须的事项上给予全面配合；

to assist the Service Provider and render to the Service Provider its full cooperation in all matters necessary for the Service Provider to carry out its duties and obligations under this Agreement effectively;

(g)                                  协助服务提供方与中国省级或地方政府部门、机构或其他实体建立并维系关系，以便服务提供方提供服务及取得全部所需许可、牌照、同意及授权；

to assist the Service Provider in commencing, establishing and maintaining relationships with departments, agencies and other entities of the PRC government and provincial and local governments for the provision of the Services and obtaining all permits, licenses, consents and authorizations required therefor;

(h)                                 在本协议期限内确保公司根据本协议第5条做出的陈述及保证的准确性及有效性；

to maintain the accuracy and effectiveness of each of the representations and warranties made by the Company under Section 5 hereof during the term of this Agreement;

(i)                                     维持运营公司业务所需的全部权利、牌照、授权的有效性和完整效力；及

to maintain the validity and full force and effect of all rights, licenses and authorizations required for it to operate the Company Business; and

(j)                                    履行本协议项下的义务及其他公司作为合同一方缔结的合同。

to perform its obligations under this Agreement and any other relevant contract to which it is a party.

4.2                               服务提供方责任。除本协议其他条款约定的服务提供方责任外，服务提供方还应承担如下责任：

Responsibilities of the Service Provider.  In addition to its responsibilities set forth elsewhere in this Agreement, the Service Provider shall have the following responsibilities:

(a)                                 以有效方式向公司提供服务，收到公司请求后迅速勤勉地向公司提供建议或帮助；

to provide the Services to the Company in an efficient manner and to respond promptly and diligently to requests from the Company for advice or assistance;

(b)                                 负责准备与公司业务相关的商业计划；

to prepare the Business Plan in connection with the Company Business;

(c)                                  负责拓展公司业务；及

to develop the Company Business; and

(d)                                 履行本协议项下的义务及其他服务提供方作为合同一方缔结的合同。

to perform its obligations under this Agreement and any other relevant contract to which it is a party.

第五条 陈述与保证

SECTION 5
REPRESENTATIONS AND WARRANTIES

5.1                               公司陈述与保证。公司向服务提供方陈述、保证如下：

Representations and Warranties of the Company.  The Company represents and warrants to the Service Provider as follows:

(a)                                 公司是按照中国法律合法成立并有效存续的有限责任公司；

it is a limited liability company duly organized and validly existing under the laws of the PRC;

(b)                                 公司拥有签署并履行本协议义务的全部公司权力。本协议一经签署，即构成公司的合法、有效和有约束力的义务，依本协议之条款可强制执行；

it has full corporate power to execute and deliver this Agreement and to perform fully its obligations hereunder.  Once executed, this Agreement shall constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(c)                                  公司已获得在本协议期限内运营公司业务所需的全部许可、牌照、授权和批准，并确保该等许可、牌照、授权和批准在本协议期限内持续有效且具备法律效力，在本协议期限内无需其他许可、牌照、授权或批准以运营公司业务；

it possesses each and all of the permits, licenses, authorizations and approvals necessary for it to operate the Company Business for the term of this Agreement, will ensure that all such permits, licenses, authorizations and approvals will remain valid and legally effective throughout the term of this Agreement, and it requires no other license, permit, authorization or approval in order to operate the Company Business during the term of this Agreement;

(d)                                 公司已经并将持续遵守所有适用中国法律法规，公司并不知悉任何违反中国法律法规或禁止公司履行本协议义务的情形；

it is, has been and will be in compliance with all applicable PRC laws and regulations and does not know of any circumstances which would be a breach of PRC laws or regulations or which would prohibit the Company from performing its obligations under this Agreement;

(e)                                  履行本协议及其项下义务均不会造成对下述事项的违反或冲突：（i）任何营业执照或公司章程；（ii）适用于公司的任何政府机构或实体颁布的法律、法规、规章、授权或批准；或（iii）公司或其任何关联方作为缔约方或受约束的合同或协议；以及

neither the execution of this Agreement, nor the performance of the Company’s obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, (i) any provision of the business license or the articles of association of the Company, (ii) any law, rule, regulation, authorization or approval of any government agency or body applicable to the Company or (iii) any contract or agreement to which the Company or any of its Affiliates is a party or is subject; and

(f)                                   不存在影响公司履行本协议项下义务或运营公司业务能力，或影响公司及其任何关联方已获得的牌照及许可的，已经发生且尚未了结的诉讼、仲裁或其他司法或行政程序，而且据公司所知无人威胁将采取上述行动。

there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of the Company, threatened against it or any of its Affiliates with respect to the licenses and permits granted to the Company or the subject matter of this Agreement or that would affect in any way the Company’s ability to enter into or perform this Agreement or the Company’s ability to operate the Company Business for the term of this Agreement.

5.2                               服务提供方陈述与保证。服务提供方向公司陈述、保证如下：

Representations and Warranties of the Service Provider.  The Service Provider represents and warrants to the Company as follows:

(a)                                 服务提供方是按照中国法律合法成立并有效存续的有限责任公司；

it is a limited liability company duly organized and validly existing under the laws of the PRC;

(b)                                 服务提供方拥有签署并履行本协议义务的全部公司权力和授权。本协议一经签署，即构成服务提供方的合法、有效和有约束力的义务，依本协议之条款可强制执行；

it has full corporate power to execute and deliver this Agreement and to perform its obligations hereunder.  Once executed, this Agreement shall constitute valid, legal and binding obligation of the Service Provider, enforceable against the Service Provider in accordance with its terms;

(c)                                  服务提供方履行本协议及其项下义务均不会造成对下述事项的违反或冲突：（i）任何营业执照或服务提供方章程；（ii）适用于服务提供方的任何政府机构或实体颁布的法律、法规、规章、授权或批准；或（iii）服务提供方作为缔约方或受约束的合同或协议；以及

neither the execution of this Agreement nor the performance of the Service Provider’s obligations hereunder will conflict with, or result in a breach of, or constitute a default under, (i) any provision of any business license or articles of association of the Service Provider, (ii) any law, rule, regulation, authorization or approval of any government agency or body applicable to the Service Provider or (iii) any contract or agreement to which it is a party or is subject; and

(d)                                 不存在影响服务提供方履行本协议项下义务的能力的、已经发生且尚未了结的诉讼、仲裁或其他司法或行政程序，而且据其所知无人威胁将采取上述行动。

there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of the Service Provider, threatened against it with respect to the subject matter of this Agreement or that would affect in any way the Service Provider’s ability to enter into or perform this Agreement.

第六条 期限及终止

SECTION 6
TERM AND TERMINATION

6.1                               期限。本协议自签署日起生效（”生效日”），除本协议明确约定或服务提供方书面决定终止本协议，本协议永久有效。

Term.  This Agreement shall become effective on the date hereof (the “Effective Date”) ，Except as otherwise provided herein or the Service Provider to terminate by given written notice to the Company, this Agreement shall remain effective for perpetual.

6.2                               如在本协议有效期内，任何一方的营业期限届满，则该方应及时续展其营业期限，以使本协议得以继续有效和执行。如一方续展经营期限之申请未获得任何主管部门批准或同意，则本协议于该方经营期限届满之时终止。为避免疑义，各方同意，服务提供方有权决定公司续展营业期限。

During the term of this Agreement, if the term of operation of a Party expired, such Party shall apply to extend the term of operation promptly to execute and implemented this Agreement. If such Party’s application has not been approved or authorized by the competent authority, this Agreement shall be terminated upon the expiration of the term of operation of such Party. For the avoidance of doubt, the Parties hereby agree the Service Provider shall have the right to determine the extension of the term of operation of the Company.

6.3                               终止。经事先一（1）个月书面通知公司，服务提供方可自行终止本协议。发生下述任一事项，服务提供方可在发送书面通知后立即终止本协议：

Termination.  The Service Provider may in its sole discretion terminate this Agreement upon giving one (1) month’s prior written notice to the Company.  Upon the occurrence of any of the following events, the Service Provider may terminate this Agreement immediately upon the Service Provider’s sending of a written notice to such effect:

(a)                                 公司未能遵守本协议的义务、条款及条件，且未在收到服务提供方发出的书面通知后三十（30）个日历天内更正；或者

the Company fails to comply with any of the obligations, provisions and conditions hereof, and it fails to correct any default within thirty (30) calendar days after the Service Provider has given the Company a written notice thereof; or

(b)                                 公司不再运营公司业务，资不抵债或破产、是解散或清算程序的对象，或无法清偿到期债务或依据法律程序被注销。

the Company ceases to operate the Company Business, becomes insolvent or bankrupt, is the subject of proceedings for liquidation or dissolution, or becomes unable to pay its debts as they become due or is dissolved in accordance with law.

6.4                               终止的效力。本协议由于任何原因提前终止或期满并不免除任何一方在本协议终止或期满前到期的本协议项下所有的付款义务（包括但不限于服务费），也不免除本协议终止前发生的任何违约责任。

Effect of Termination.  The early termination or expiration of this Agreement for whatever reason shall not relieve either Party of its obligation to pay all amounts that become due under this Agreement prior to such termination or expiration (including any Service Fees and reimbursable expenses provided herein), of its indemnification or warranty obligations hereunder or of liability for any breach of this Agreement prior to such termination or expiration.

6.5                               继续有效。本协议终止后，第7.2条、第8条、第9.1条、第10条、第12.1条及本第6条继续有效。

Survival.  The provisions of Section 7.2, Section 8, Section 9.1, Section 10, Section 12.1 and this Section 6 shall survive the termination of this Agreement.

第七条 知识产权

SECTION 7
INTELLECTUAL PROPERTY RIGHTS

7.1                               创设权利。除双方另有约定外，服务提供方应拥有公司在运营公司业务时新设或获取的知识产权。公司应签署所有文件并采取一切必要行动确保服务提供方作为该等知识产权的权利人。公司不得对服务提供方持有该等知识产权提出异议，亦不得申请注册，或试图以其他方式获取该等知识产权。

Rights Created.  Except as otherwise agreed to by the Parties, the Service Provider shall own all Intellectual Property Rights created or acquired by the Company in the operation of the Company Business.  The Company shall sign all documents and take all actions necessary for the Service Provider to become the owner of such Intellectual Property Rights.  The Company shall not contest the Service Provider’s ownership of all such Intellectual Property Rights, and will not apply to register, or attempt to acquire or otherwise obtain any such Intellectual Property Rights.

7.2                               名称、商标和标识。未经服务提供方事先书面批准，公司不得使用服务提供方的名称、商标、标识、域名或其任何变体，或在任何广告、宣传材料、新闻稿或其他任何宣传事项中暗示任何与上述名称相关的词语。

Names, Trademarks and Logos.  The Company shall not use the Service Provider’s name, trademark, logo, domain name or any variations thereof, or language from which any connection of said names may be implied in any advertising, sales promotion materials, press releases or any other publicity matters without the Service Provider’s prior written approval.

第8条 保密责任

SECTION 8
CONFIDENTIALITY

8.1                               一般义务。在本协议有效期及之后的任何时间，公司应：

General Obligation.  During the term of this Agreement and at any time thereafter, the Company shall:

(a)                                 对保密信息予以保密；

keep the Confidential Information confidential;

(b)                                 除事先获得服务提供方书面同意或根据本协议第8.2条及8.3条进行披露外，不得向任何第三方披露保密信息；以及

not disclose the Confidential Information to any third party other than with the prior written consent of the Service Provider or in accordance with Sections 8.2 and 8.3; and

(c)                                  不得将保密信息用于除履行交易文件项下义务外的其他目的。

not use the Confidential Information for any purpose other than the performance of its obligations under the Transaction Documents.

8.2                               向接收方披露。在按需知密的基础上且在为履行本协议的必要程度内，公司可向其关联方及关联方各自董事、高级职员、经理、员工、法律顾问、财务顾问或专业顾问（统称“接收方”）披露保密信息。

Disclosure to Recipients.  The Company may disclose the Confidential Information to its Affiliates and its and its Affiliates’ respective directors, officers, managers, employees, legal, financial and professional advisors (collectively, the “Recipients”), on a need to know basis, to the extent necessary for the implementation of this Agreement.

8.3                               接收方责任。公司及股东应尽最大努力确保每一接收方均知悉并遵守公司及股东在本协议项下的保密义务，如同接收方是本协议缔约方一样。

Recipient’s Obligations.  The Company shall use its best efforts to ensure that each Recipient is made aware of, and complies with the obligation of confidentiality of the Company in respect of the Confidential Information under this Agreement as if the Recipient were a party to this Agreement.

8.4                               例外。本协议第8.1款不适用于下列情形：

Exceptions.  The provisions of Section 8.1 shall not apply to:

(a)                                 非因公司或任何接收方违反本协议而进行的披露或指示，已为公众可普遍获得的保密信息；

Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of the Company or any of the Recipients in violation of this Agreement;

(b)                                 公司在任何适用的法律、法规或管理当局或交易所规则的要求下在所要求的范围内进行的披露；但此种披露应仅限于适用的法律或法规所要求的范围，且在可行的情况下，在作出披露之前应给予服务提供方对披露内容进行审查和评论的机会；及

disclosure by the Company to the extent required under any applicable laws, regulations, requirements of any regulatory authority or any applicable rules of any stock exchange; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, the Service Provider shall be given an opportunity to review and comment on the contents of the disclosure before it is made; and

(c)                                  公司在适用的法律或政府规章或司法、监管程序所要求的范围内作出的披露或所作出的与任何由本协议引起的或与本协议有关的任何法律诉讼、起诉或程序有关的司法、监管或仲裁程序有关的披露；但此类披露应仅限于适用的法律或法规所要求的范围，且在可行的情况下，在作出披露之前应给予服务提供方对披露内容进行审查和评论的机会。

disclosure by the Company to the extent required by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial, regulatory or arbitration process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; provided that such disclosure shall be limited merely to the extent required by applicable laws or regulations and, to the extent practicable, the Service Provider shall be given an opportunity to review and comment on the contents of the disclosure before it is made.

第9条 遵守法律及中国法律变更

SECTION 9
COMPLIANCE WITH LAW AND CHANGE IN PRC LAW

9.1                               遵守法律及法规。双方应遵守并确保其运营完全符合中国所有正式颁布并可公开查阅的国家级、省级及地方法律法规。

Compliance with Laws and Regulations.  The Parties shall comply with, and shall ensure that their operations are in full compliance with, all officially published and publicly available state, provincial, and local laws and regulations of the PRC.

第10条 管辖法律及争议解决

SECTION 10
GOVERNING LAW AND DISPUTE RESOLUTION

10.1                        管辖法律。本协议的签署、生效、解释、履行和本协议项下的争议解决均受中国法律管辖。若中国正式颁布并可公开查阅的法律未涵盖特定事项，则适用国际法原则及政策。

Governing Law.  The execution, validity, interpretation and performance of and resolution of disputes under this Agreement shall be governed by the laws of the PRC.  When the officially published and publicly available laws of the PRC do not cover a certain matter, international legal principles and policies shall apply.

10.2                        争议解决。由本协议引起的或与本协议履行、解释、违约、终止或效力相关的任何争议、冲突或索赔，应首先通过友好协商解决。于一方向其他方发出一份载明争议、冲突或索赔种类的详细通知后，双方应立即开始协商。除双方另有约定外，若争议未能在上述书面通知发出后30日内解决，任何一方有权将争议递交至中国国际经济贸易仲裁委员会（ “CIETAC”）按其届时有效

的仲裁规则进行仲裁。双方应共同指定一名仲裁员，各方可不在仲裁员名单中选择该仲裁员。若在任何一方发出仲裁通知之日起二十（20）日内，双方无法就指定一名同意参加仲裁的仲裁员达成一致，应由CIETAC指定仲裁员。仲裁程序应以中文进行，仲裁地点应在北京。仲裁裁决是终局的，对双方具有约束力。

Dispute Resolution.  Any dispute, controversy or claim arising out of or in connection with this Agreement, or the implementation, interpretation, breach, termination or validity hereof shall be first resolved through friendly consultation.  Such consultation shall commence immediately after a Party delivers to the other Party a written notice detailing the nature of the dispute, controversy or claim.  If the dispute cannot be resolved within 30 days following the delivery date of the above notice, either Party may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the rules of CIETAC in effect at the time of the arbitration unless otherwise agreed hereunder.  There shall be a single arbitrator jointly appointed by the Parties.  Such arbitrator shall be freely selected and the Parties shall not be limited in their selection to any prescribed list.  If the Parties do not agree to appoint an arbitrator who has consented to participate within twenty (20) days after the issuance of a notice of arbitration by either Party, CIETAC shall appoint an arbitrator.  Arbitration proceedings shall be in Chinese and shall take place in Beijing, China.  The arbitration decision shall be final and binding upon the Parties.

第11条 不可抗力、关系、责任和赔偿

SECTION 11
FORCE MAJEURE, RELATIONSHIP, LIABILITY AND INDEMNITY

11.1                        不可抗力。

Force Majeure.

(a)                                 不可抗力事件。若由于地震、台风、洪水、火灾、流行病、战争、暴乱及其他类似军事行动、内乱和罢工、怠工、禁运、征用、禁令或政府的其他限制类行为，或其他任何无法预见且受影响方无法防止亦无法避免的不可抗力事件（“不可抗力事件”），而致使本协议任何一方不能履行或不能完全履行本协议项下义务（“受影响方”），则在满足下述条件的情形下，上述受不可抗力影响的一方不承担违约责任：

Event of Force Majeure.  A Party who cannot perform its obligations under this Agreement (the “Hindered Party”) in full or in part as a direct result of an event that is unforeseeable and of which the occurrence and consequences cannot be prevented or avoided, such as earthquakes, typhoons, floods, fires and other natural disasters, wars, insurrections and similar military actions, civil unrest and strikes, slowdowns, embargoes, expropriation, injunctions or other restraints and actions of government, or any other causes preventing such performance (an “Event of Force Majeure”), shall not be deemed to be in breach of this Agreement if all of the following conditions are met:

(i)                                                             不可抗力事件是中断、阻碍或延迟受影响方履行本协议项下义务的直接原因；

the Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Agreement;

(ii)                                                          受影响方已尽最大努力履行本协议约定的义务并减少因不可抗力事件造成的另一方损失；以及

the Hindered Party used its best efforts to perform its obligations under this Agreement and to reduce the losses to the other Party arising from the Event of Force Majeure; and

(iii)                                                       不可抗力事件发生时，受影响方立即通知另一方，并在不可抗力事件发生后十五（15）天内向另一方发出书面通知， 载明不可抗力事件详情，解释其此种不能履行、部分不能履行或需要迟延履行的原因。

at the time of the occurrence of the Event of Force Majeure, the Hindered Party immediately informed the other Party, providing written information on such event within fifteen (15) days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Agreement.

(b)                                 若发生不可抗力事件，双方应根据此类事件的影响，以及受影响方是否应部分或全部解除其在本协议项下的义务，决定是否修订本协议。

If an Event of Force Majeure shall occur, the Parties shall decide whether this Agreement should be amended in light of the impact of such event upon the implementation hereof, and whether the Hindered Party should be partially or fully released from its obligations hereunder.

11.2                        独立缔约方关系。双方知悉服务提供方是独立当事人。除本协议另有约定，未经一方事先书面同意，任何一方无权力或权利对另一方信用进行约束、抵押或质押。一方应就其未遵守本条约定致使另一方遭受的任何损失、损害、责任、索赔、要求或处罚进行赔偿。

Independent Contractor Relationship.  The Parties acknowledge that the Service Provider is an independent contractor of the Company.  Except as otherwise provided herein, neither Party has the power or the right to bind, commit or pledge the credit of the other Party without the prior written consent of the other Party.  Each Party shall indemnify the other for any loss, damage, liability, claim, demand or penalty that may be sustained by the other Party by reason of such Party’s failure to comply with this provision.

11.3                        责任和赔偿。

Liability and Indemnity.

(a)                                 双方知悉并同意服务提供方不就服务或任何资产适用性向公司作出保证。服务提供方明确否认可能适用于服务或资产的所有保证。

The Parties acknowledge and agree that the Service Provider makes no warranty to the Company with respect to the Services or the fitness of any Assets.  The Service Provider expressly disclaims all warranties that may apply to the provision of the Services or the Assets.

(b)                                 公司同意赔偿服务提供方因下述情形所承受、招致或宣称的任何和全部责任、义务、损失、损害、处罚、裁决、诉讼、支出、开销和赔偿：（i）公司于第5.1条作出的陈述与保证不准确或是虚假的或（ii）违反本协议项下的任何契约、保证或协议。

The Company agrees to indemnify the Service Provider for any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements that may be imposed upon, incurred by or asserted against, the Service Provider, arising from or related to, (i) any inaccuracy or misstatement contained in the representations and warranties made by the Company under Section 5.1 above or (ii) any breach of any covenant, undertaking or agreement under this Agreement.

(c)                                  在不违背第11.3（a）款和11.3（b）款的情形下，各方因其在本协议项下的疏忽或不作为行为所导致的另一方的任何损失、支出、索赔、伤害、责任或开销应限于实际发生的直接损害或损失，不应包括利润损失或间接损失。

Without prejudice to Sections 11.3(a) and 11.3(b) hereof, each Party’s liability to the other for any loss, cost, claim, injury, liability or expense relating to or arising out of any negligent act or omission in its performance of obligations arising out of this Agreement shall be limited to the amount of direct damages or losses actually incurred, which shall not include loss of profits or indirect or consequential loss.

第12条 其他

SECTION 12
MISCELLANEOUS

12.1                        通知。根据本协议所要求发出的所有通知和其他通信应以中文书写，并专人递送，由国际公认的快递服务或传真发至另一方的如下地址或另一方不时通过通知指定的其他地址。该等通知视为有效送达的日期应按如下方式确定：

Notice.  Notices or other communications required to be given by either Party pursuant to this Agreement shall be written in Chinese and delivered in person or sent by an internationally recognized courier service or by facsimile to the address of the other Party set forth below or to such other address as may from time to time be designated by the other Party through notification to such Party.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(a)                                 专人递送的通知以专人递送的日期为有效送达日期；

notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

(b)                                 以国际公认的快递服务发出的通知在交付该快递服务处置后的第3个营业日视为有效送达；及

notices sent by an internationally recognized courier service shall be deemed effectively given on the third day after the date deposited with such courier service; and

(c)                                  以传真方式发出的通知，传送（应以生成的相应传送确认信息为证）后的第一个营业日视为有效送达日期；

notices given by facsimile shall be deemed effectively given on the first day on which banks are generally open for business in the PRC following the date of transmission as indicated on the transmission confirmation slip of the document in question.

(i)                                                             向公司发出通知，地址：北京市朝阳区建国路93号万达广场B座9层

联系人：钱坤

办公电话：+86 10 85587855

If to the Company:

9/F, Tower B, Wanda Plaza, No.93 Jianguo Road, Chaoyang District, Beijing.

Attention:      Kun Qian
Direct Line: +86  10 85587855

(ii)                                                          向服务提供方发出通知，地址：北京市东城区法华寺街91号德必国际文化创意中心H栋

联系人：赵峰

办公电话：+86 10 88890899

If to the Service Provider:

Tower H, WE International Hub @ Temple of Heaven, No.91 Fahuasi Street Dongcheng District, Beijing.

Attention:      Anne Zhao
Direct Line: +86 10 88890899

12.2                        可分割性。若本协议任一或多条规定根据法律或公共政策被裁定为无效、不合法或不可强制执行，但凡交易的经济实质或法律实质未对任何一方造成实质不利影响，则本协议其余规定应继续保持有效。一旦任一或多条规定被认定无效、不合法或不可强制执行，各方应通过诚意磋商，对本协议进行修订以便尽可能地促使各方原本意图有效，并以双方可接受的方式在最大程度上完善交易。

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

12.3                        费用。除本协议另有约定，各方应自行支付本协议费用和附带支出，但若一方蓄意违反本协议，则违约方应向守约方赔偿与本协议相关的费用及支出。各方还应支付并承担本协议项下预期交易相关的对该方征收的任何税费。

Expenses.  Subject to any other provision to the contrary in this Agreement, each Party shall pay its own costs and disbursements of and incidental to this Agreement provided that if either Party intentionally and willfully breaches this Agreement, the non-breaching Party shall be indemnified by the breaching Party for all costs and disbursements related to this Agreement.  Each Party shall also pay and shall bear any tax liability imposed on such Party which arises out of or in connection with the transactions contemplated under this Agreement.

12.4                        弃权。除一方签署书面文件放弃本协议任何条款，对本协议任何条款的放弃均无效。一方怠于行使、未能行使任何权利、权力或救济不得视为对该等权力、权利或救济的放弃，任何单一或部分行使权力、权利或救济亦不得阻碍其进一步行使该等权力、权利或救济。不影响前述条款的情形下，对任意一方任一违约行为放弃行使权力均不应被视为是对其后发生的所有违约行为均放弃追究。

Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by either Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by either Party of any breach by the other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

12.5                        完整协议。本协议及公司、服务提供方和/或公司股东于本协议签署的其他文件，构成双方就本事项达成的完整且唯一的协议，并取代在先的与本协议主旨有关的全部口头沟通、书面协议、合同、备忘录和通信。

Entire Agreement.  This Agreement, together with the other documents entered into by the Company, the Service Provider and/or the shareholders of the Company as of the date hereof, constitutes the complete and only agreement between the Parties on the subject matter hereof and replaces all previous oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of this Agreement.

12.6                        进一步保证。各缔约方同意为履行本协议条款及本协议之目的，迅速签署类似文件并采取可能需要的进一步行动。

Further Assurances.  Each Party agrees to expeditiously execute such documents and perform such further acts as may be required or desirable to carry out or to perform the provisions and purposes of this Agreement.

12.7                        转让。未经服务提供方事先书面同意，公司不得转让其在本协议项下的任何权利和义务。无需任何方同意，服务提供方有权转让其在本协议项下的任何权利和义务。

Assignment.  The Company may not assign any rights or transfer any obligations under this Agreement without the prior written consent of the Service Provider.  The Service Provider may assign any rights or transfer any obligations under this Agreement without the consent of any other Party.

12.8                        修订。除双方签署书面文件，本协议不得被修订、修改或补充。

Amendment.  This Agreement may not be amended, modified or supplemented except by a written instrument executed by the Parties.

12.9                        语言。本协议以中文和英文书就。两种语言具有同等法律效力。

Language.  This Agreement is executed in Chinese and English.  The two language texts shall have equal validity and legal effect.

12.10                 副本。本协议可签署一份或多份副本，任意副本均应视为同一协议并于缔约各方中的一方签署并向其他方交付时生效，各方理解无需签署同一副本。

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same contract and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart.

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有鉴于此，双方已于本协议文首所述日期签署了本协议。

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

万达体育有限公司

Wanda Sports Co. Ltd.
(Company Chop)

/s/ Seal

盈方体育传媒（中国）有限公司

Infront Sports Media (China) Co., Ltd
(Company Chop)

/s/ Seal

[独家服务协议签字页]

[Signature Page to Exclusive Service Agreement]